Exhibit 10.6

EXECUTION COPY

RECEIVABLES SALE AND SERVICING AGREEMENT

Dated as of November 25, 2005

by and among

EACH OF THE ENTITIES PARTY HERETO FROM TIME TO TIME
AS ORIGINATORS,

VERTIS RECEIVABLES II, LLC,

as Buyer,

and

VERTIS, INC.,

as Servicer

Receivables Sale and Servicing Agreement

INDEX OF APPENDICES

Exhibit 2.01(a)	Form of Receivables Assignment
Exhibit 2.01(c)(ii)	Form of Subordinated Note
Exhibit 2.03	Form of Originator Support Agreement
Exhibit 9.05	Form of Power of Attorney

Schedule 4.01(b)	Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate, Legal and Other Names; Identification Numbers
Schedule 4.01(j)	Intellectual Property
Schedule 4.01(k)	Investigations, Audits, Etc.
Schedule 4.01(l)	Litigation
Schedule 4.01(n)	ERISA
Schedule 4.01(o)	Deposit and Disbursement Accounts
Schedule 4.01(z)	Supplementary Representations
Schedule 4.02(g)	Conduct of Business

Annex X	Definitions and Interpretations
Annex Y	Schedule of Documents
Annex Z	Financial Test

THIS RECEIVABLES SALE AND SERVICING AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is entered into as of November 25, 2005 by and among each of the persons signatory hereto from time to time as Originators, each an “Originator” and, collectively, the “Originators”), VERTIS, INC. (“Parent”), a Delaware corporation, in its capacity as servicer hereunder (in such capacity, the “Servicer”) and VERTIS RECEIVABLES II, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.                                   Buyer is a special purpose limited liability company the sole member of which is the Parent.

B.                                     Buyer has been formed for the sole purpose of purchasing all Receivables originated by each Originator and to finance such Receivables under the Funding Agreement.

C.                                     Each Originator intends to sell, and Buyer intends to purchase, such Receivables, from time to time, as described herein.

D.                                    In addition, the Member may, from time to time, contribute capital to Buyer in the form of Contributed Receivables or cash.

E.                                      In order to effectuate the purposes of this Agreement and the Funding Agreement, Buyer desires to appoint Parent to service, administer and collect the Receivables securing the Advances pursuant to this Agreement and Parent is willing to act in such capacity as Servicer hereunder on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

Section 1.02.  Rules of Construction.  For purposes of this Agreement, the rules of construction set forth in Annex X shall govern.  All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II
TRANSFERS OF RECEIVABLES

Section 2.01.  Agreement to Transfer.

(a)                                  Receivables Transfers.  Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) or, in the case of the Member, sell or contribute, to Buyer on the Effective Date and on each Business Day thereafter until the Commitment Termination Date (each such date, a “Transfer Date”) all Receivables owned by it on each such Transfer Date, and Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date.  All such Transfers by an Originator to Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment,” and collectively, the “Receivables Assignments”), and each Originator and Buyer shall execute and deliver a Receivables Assignment on or before the Effective Date.

(b)                                 Determination of Sold Receivables.  On and as of each Transfer Date, (i) all Receivables then owned by each Originator (other than the Member) and not previously acquired by Buyer shall be sold immediately upon its creation, and (ii) to the extent Receivables then owned by the Member have not been contributed to Buyer in accordance with Section 2.01(d), such Receivables shall be sold to Buyer (each such Receivable sold immediately upon its creation pursuant to clauses (i) and (ii) above, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”).

(c)                                  Payment of Sale Price.  (i)  In consideration for each Sale of Sold Receivables hereunder, Buyer shall pay to the Originator thereof on the Transfer Date therefor the applicable Sale Price therefor in Dollars in immediately available funds.  All cash payments by Buyer under this Section 2.01(c)(i) shall be effected by means of a wire transfer on the day when due to such account or accounts as the Originators may designate from time to time.

(ii)                                  To the extent that the Sale Price of Sold Receivables exceeds the amount of cash then available to Buyer, the applicable Originator hereby agrees to make a subordinated loan (each, a “Subordinated Loan”) to Buyer in an amount not to exceed the lesser of (i) the amount of such excess in satisfaction of the equivalent portion of the Sale Price not paid in cash and (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount.  The Subordinated Loans of an Originator shall be evidenced by a subordinated promissory note substantially in the form of Exhibit 2.01(c)(ii) hereto (a “Subordinated Note”) executed by Buyer and payable to such Originator.  The Subordinated Loans shall bear interest and be payable as provided in the Subordinated Note.

(d)                                 Determination of Contributed Receivables.  Prior to the delivery of an Election Notice pursuant to this Section 2.01(d) on any Transfer Date the Member (i) may, by written notice to the Buyer, elect to treat the Receivables transferred by it on such date as a capital contribution to the Buyer, and (ii) hereby elects, on any Transfer Date on which the Buyer cannot pay the Sale Price therefore in cash or with Subordinated Loans, to treat the Receivables transferred by it on such date as a capital contribution to the Buyer (each Receivable that is the subject of an election under clause (i) or (ii) hereof shall be a “Contributed Receivable”).  Notwithstanding the foregoing, the Member shall not be obligated or required at any time to make any capital contributions to Buyer and may by written notice to the Buyer, revoke its election under clause (ii) above.  On any Transfer Date on which the Buyer cannot pay the Sale Price for Receivables in cash or with Subordinated Loans to an Originator, and if such Originator is the Member, Member does not elect to make a capital contribution of such Receivable Originator shall elect to terminate sales and transfers of Receivables hereunder by sending a written notice to Buyer and, at any time the Funding Agreement remains outstanding, to the Administrative Agent (any such notice an “Election Notice”).

(e)                                  Ownership of Transferred Receivables.  On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, Buyer shall own the Transferred Receivables and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

(f)                                    Servicing of Receivables.  So long as no Event of Servicer Termination shall have occurred and be continuing and no Successor Servicer has assumed the responsibilities and obligations of the Servicer pursuant to Section 9.02, the Servicer shall (i) conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect the Transferred Receivables, all in accordance with (A) the terms of this Agreement, (B) customary and prudent servicing procedures for trade receivables of a similar type and (C) all applicable laws, rules and regulations, and (ii) hold all Contracts and other documents and incidents relating to the Transferred Receivables in trust for the benefit of Buyer, as the owner thereof, and for the sole purpose of facilitating the servicing of the Transferred Receivables in accordance with the terms of this Agreement.  Buyer hereby instructs the Servicer, and the Servicer hereby acknowledges, that the Servicer shall hold all Contracts and other documents relating to such Transferred Receivables in trust for the benefit of the Buyer and the Servicer’s retention and possession of such Contracts and documents shall at all times be solely in a custodial capacity for the benefit of the Buyer and its assigns and pledgees.

Section 2.02.  Grant of Security Interest.  The parties hereto intend that each Transfer shall be absolute and shall constitute a purchase and sale or capital contribution, as applicable, and not a loan.  Notwithstanding the foregoing, in addition to and not in derogation of any rights now or hereafter acquired by Buyer under Section 2.01 hereof, the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale or capital contribution, as applicable, that each Originator shall be deemed to have granted, and each Originator does hereby grant, to Buyer a continuing security interest in all of such Originator’s right, title and interest in, to and under the Receivables whether now owned or hereafter acquired by such Originator to secure the obligations of such Originator to Buyer hereunder (including, if and to the extent that any Transfer is recharacterized as a transfer for security under applicable law, the obligation to transfer ownership of the Receivables hereunder).

Section 2.03.  Originator Support Agreement.  The Parent hereby agrees that in the event that any of its Affiliates become parties to this Agreement as Originators, the Parent shall undertake and agree, to and for the benefit of Buyer, to cause the due and punctual performance and observance by each such Originator of all of the terms, conditions, agreements and undertakings on the part of such Originator to be performed or observed by it hereunder or under any other Related Document and, in connection therewith, shall execute and deliver to Buyer an Originator Support Agreement in the form attached hereto as Exhibit 2.03, to more fully evidence such undertaking.

Section 2.04.  Originators Remain Liable.  It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder.  Buyer shall not have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables or Contracts by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by Buyer of any payment relating thereto pursuant hereto.  The exercise by Buyer of any of its rights under this Agreement shall not release any Originator from any of its respective duties or obligations under any such Receivables or Contracts.  Buyer shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01.  Conditions Precedent to Initial Transfer.  The initial Transfer hereunder shall be subject to satisfaction of each of the following conditions precedent:

(a)                                  Sale Agreement; Other Documents.  This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Originator, the Servicer and Buyer, and Buyer shall have received such information, documents, instruments, agreements and legal opinions as Buyer shall request in connection with the transactions contemplated by this Agreement, including all those identified in the Schedule of Documents, each in form and substance satisfactory to Buyer.

(b)                                 Governmental Approvals.  Buyer shall have received (i) satisfactory evidence that the Originators and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby and thereby or (ii) an Officer’s Certificate from each Originator and the Servicer in form and substance satisfactory to Buyer affirming that no such consents or approvals are required.

(c)                                  Compliance with Laws.  Each Originator shall be in compliance with all applicable foreign, federal, state, provincial and local laws and regulations, including, without limitation, those specifically referenced in Section 4.02(f).

(d)                                 Funding Agreement Conditions.  Each of those conditions precedent set forth in Section 3.01 of the Funding Agreement shall have been satisfied or waived in writing as provided therein.

The acceptance by any Originator of the Sale Price for any Sold Receivables and the contribution to Buyer by the Member of any Contributed Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions precedent set forth in this Section 3.01 have been satisfied.  Upon any such acceptance or contribution, title to the Transferred Receivables sold or contributed on such Transfer Date shall be vested absolutely in Buyer, whether or not such conditions were in fact so satisfied.

Section 3.02.  Termination of Transfers.  Transfers of Receivables hereunder shall terminate on the Commitment Termination Date.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01.  Representations and Warranties of the Transaction Parties.  To induce Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Transaction Party, as applicable, makes the following representations and warranties to Buyer as to itself only as of the Closing Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

(a)                                  Organization, Powers and Good Standing.

(i)                                     Organization.  Each of the Transaction Parties is (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to do business in all states where such qualification is required except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect within the meaning of clauses (b) through (e) of the definition thereof; (iii) has the requisite corporate or company power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect within the meaning of clauses (b) through (e) of the definition thereof; (v) is in compliance with its articles or certificate of incorporation and by-laws or operating agreement, as applicable; and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to so comply, individually or in the  aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(ii)                                  Corporate Powers.  The execution, delivery and performance by each Transaction Party of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein and, solely with respect to clause (iv) below, the exercise by Buyer, or its assigns of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Person’s corporate or company power; (ii) have been duly authorized by all necessary or proper corporate and shareholder or company and member action; (iii) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Person; and (iv) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which have been duly obtained, made or complied with prior to the Effective Date.  On or prior to the Effective Date, each of the Related Documents has been duly executed and delivered by each Transaction Party that is a party thereto and on the Closing Date each such Related Document shall then constitute a legal, valid and binding obligation of such Transaction Party, enforceable against it in accordance with its terms.

(iii)                               Binding Obligation.  This Agreement is, and the other Related Documents are the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity.

(b)                                 Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate or Other Names; FEIN.  As of the Effective Date, each Originator is a registered organization of the type set forth on Schedule 4.01(b) and is organized under the laws of the State of Delaware (which is its only jurisdiction of organization) and each such Originator’s organizational identification number (if any), the current location of such Originator’s chief executive office, principal place of business, other offices, the warehouses and premises within which any records relating to the Receivables is stored or located, and the locations of its records concerning the Receivables are set forth in Schedule 4.01(b) or such other locations identified by such Originator in writing to the Borrower from and after the Closing Date.  During the five years prior to the Closing Date, except as set forth in Schedule 4.01(b), no Originator has been known as or used any corporate, legal, fictitious or trade name.  In addition, Schedule 4.01(b) lists the federal employer identification number of each Originator.

(c)                                  Disclosure.  No representation or warranty of any Transaction Party contained in this Agreement, any of the other Related Documents or any other document, certificate or written statement furnished by on behalf of any Transaction Party to Buyer (or, in the case of the Servicer, to the Administrative Agent or any Lender) relating to this Agreement, the Transferred Receivables or any of the other Related Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made.

(d)                                 No Material Adverse Effect.  Since December 31, 2004 there have been no events or changes in facts or circumstances affecting any Transaction Party which have had or would reasonably be expected within the next twelve (12) months to have a Material Adverse Effect.

(e)                                  No Conflict.  The execution, delivery and performance by each Transaction Party of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers and Liens provided for herein and therein (i) does not and will not violate or conflict in any material respect with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Transaction Party and (ii) does not result in the creation or imposition of any Adverse Claim upon any of the property of any Transaction Party other than the Adverse Claims created pursuant hereto.

(f)                                    Solvency.  After giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, each Transaction Party is and will be Solvent.  After giving effect to the sale and contribution of Receivables and other payments and transactions contemplated on such Transfer Date, each Transaction Party is and will be Solvent. Notwithstanding the foregoing, the Buyer and its assigns agree that no Transaction Party shall be in breach of the representation and warranty set forth in this Section 4.01(f) solely because of the fact that the balance sheet of Holdings and its consolidated Subsidiaries, calculated in accordance with GAAP, reflects a negative net worth.

(g)                                 Margin Regulations.

(i)                                     No part of the proceeds of any Sale will be used for “buying” or “carrying” “margin stock” within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System.  If requested by Buyer, each Transaction Party will furnish to Buyer a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form 0-1, as applicable, referred to in Regulation U.

(ii)                                  None of the Transaction Parties is required to register as (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(h)                                 Brokers.  As of the Effective Date, no broker or finder acting on behalf of any Transaction Party was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and no Transaction Party has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(i)                                     Compliance with Laws.  Each Transaction Party represents and warrants that it (i) is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56) and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains all licenses, qualifications and permits referred to above.

(j)                                     Intellectual Property.  As of the Effective Date, each Originator owns, is licensed to use or otherwise has the right to use, all material Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to (i) the ability of such Originator to perform its obligations under the Related Documents, (ii) the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Lenders or the Administrative Agent under any Related Document, (iii) the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (iv) the Transferred Receivables (or the collectibility thereof), the Contracts therefore, the Borrower Collateral (in each case, taken as a whole) or the ownership interests or Liens of the Borrower or the Lenders or the Administrative Agent thereon or the priority of such interests or Liens, and all such material Intellectual Property is identified on Schedule 4.01(j). As of the Effective Date, except as disclosed in Schedule 4.01(j), the use of such Intellectual Property by the Originators and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

(k)                                  Investigations, Audits, Etc.  As of the Effective Date, except as set forth on Schedule 4.01(k), no Transaction Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law that would reasonably be expected to result in any Material Adverse Effect within the meaning of clauses (b) through (e) of the definition thereof.

(l)                                     Litigation; Adverse Facts.  Except as set forth on Schedule 4.01(l), there are no judgments outstanding against any Transaction Party or affecting any property of any Transaction Party as of the Effective Date, nor is there any Litigation pending, or to the best knowledge of any Transaction Party threatened, against any Transaction Party that would reasonably be expected to result in any Material Adverse Effect within the meaning of clauses (b) through (e) of the definition thereof.

(m)                               Taxes.

(i)                                     As of the Effective Date, (i) all Tax Returns required to be filed by any Transaction Party or any other member of the Parent Group have been timely and properly filed and (ii) all taxes that are due (other than taxes being or about to be contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP) have been paid, except where the failure to file Tax Returns or pay Taxes would not have a Material Adverse Effect.  No

Governmental Authority has asserted any claim for taxes, or to any Transaction Party’s knowledge, has threatened to assert any claim for taxes that would, if not paid by a Transaction Party, have a Material Adverse Effect.  All taxes required by law to be withheld or collected and remitted (including, without limitation, income tax, unemployment insurance and workmen’s compensation premiums) with respect to the Transaction Parties have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment), except for amounts the nonpayment of which would not be reasonably likely to have a Material Adverse Effect.

(ii)                                  None of the Transaction Parties has been notified that either the IRS, or any other Governmental Authority, has raised, or intends to raise, any adjustments with respect to Taxes of the Transaction Parties, which adjustments would be reasonably likely to have a Material Adverse Effect.

(iii)                               It is not necessary that this Agreement or any other Related Document be filed, registered, recorded or enrolled in connection with any Taxes with any court, public office or other authority in any jurisdiction or that any ad valorem stamp duty, stamp duty, documentary, registration or similar tax or duty be paid on the execution or delivery of this Agreement or any other Related Document.

(n)                                 ERISA.

(i)                                     Schedule 4.01(n) lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans as of the Effective Date.  As of the Effective Date, copies of all such listed Plans other than Multiemployer Plans as defined in ERISA Section 3(37)(A), together with a copy of the latest form IRS/DOL 5500-series for each such Plan (other than such Multiemployer Plans) have been provided or made available to Buyer.  Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status.  Each Plan (other than any Multiemployer Plan) is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA.  With respect to each Multiemployer Plan, no Originator is aware of any material noncompliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA.  Neither any Transaction Party nor ERISA Affiliate has failed to make any material contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan.  Neither any Transaction Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Transaction Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(ii)                                  As of the Effective Date, except as set forth in Schedule 4.01(n): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred within the last five years or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan that would reasonably be expected to result in liabilities to the Transaction Parties and their ERISA Affiliates in excess of $500,000; (iv) no Transaction Party or ERISA Affiliate has incurred or reasonably expects to incur any liability in excess of $500,000 as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Transaction Party or ERISA Affiliate has been terminated, except in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Transaction Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Transaction Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Transaction Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

(o)                                 Deposit and Disbursement Accounts.  Schedule 4.01(o) lists all banks and other financial institutions at which any Originator or the Servicer maintains deposit accounts established for the receipt of collections on Receivables, including any Collection Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

(p)                                 Nonapplicability of Bulk Sales Laws.  No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

(q)                                 Investment Company Act Exemptions.  Each purchase of Transferred Receivables under this Agreement constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

(r)                                    Government Regulation.  No Transaction Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under any other Related Document.  The purchase or acquisition of the Transferred Receivables by Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(s)                                  Notices to Obligors.  Each Transaction Party has directed all Obligors of Transferred Receivables originated by it to remit all payments with respect to such Receivables for deposit in a Lockbox or Collection Account.

(t)                                    Books and Records; Minutes.  The by-laws or the certificate or articles of incorporation of each Originator require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors (or an analogous governing body).

(u)                                 Ownership of Receivables; Liens.  Immediately prior to its transfer hereunder, each Originator owned each Receivable originated or acquired by it free and clear of any Adverse Claim and, from and pursuant to such transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable, free and clear of any Adverse Claim or restrictions on transferability.  Each Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest in and to the Receivables originated or acquired by it and its other properties and assets.  Each Originator has rights in and full power to transfer its Receivables hereunder.  No effective financing statements or other similar instruments are of record in any filing office listing any Originator as debtor and purporting to cover the Transferred Receivables except those terminated on the Closing Date and financing statements filed in accordance with the Related Documents.

(v)                                 [RESERVED].

(w)                               Representations and Warranties in Other Related Documents.  Each of the representations and warranties of each Transaction Party contained in the Related Documents (other than this Agreement) is true and correct and such Transaction Party hereby makes each such representation and warranty to, and for the benefit of, the Buyer as if the same were set forth in full herein.  Each Transaction Party consents to the assignment of Buyer’s rights with respect to all such representations and warranties to the Administrative Agent and the Lenders (and their respective successors and assigns) pursuant to the Funding Agreement as more fully described in Section 6.03 below.

(x)                                   Receivables.  With respect to each Transferred Receivable acquired by the Buyer hereunder:

(i)                                     Each Receivable included in any Borrower Base Certificate as an Eligible Receivable, as of the applicable Transfer Date therefor, satisfied the criteria for an Eligible Receivable on such Transfer Date;

(ii)                                  immediately prior to its transfer to Buyer, such Receivable was owned by the Originator thereof free and clear of any Adverse Claim, and such Originator had the full right, power and authority to sell, contribute, assign, transfer and pledge its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim and, following such Transfer, such Receivable will not be subject to any Adverse Claim as a result of any action or inaction on the part of such Originator;

(iii)                               the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to Buyer of all right, title and interest of such Originator in and to such Receivable; and

(iv)                              such Transferred Receivable was originated in compliance with the Credit and Collection Policies.

(y)                                 Fair Value.  With respect to each Transferred Receivable acquired by the Buyer hereunder, (i) the consideration (taking into account any increase in the outstanding balance of the Subordinated Note) received from the Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date and (ii) such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date.

(z)                                   Supplementary Representations.  Each of the representations and warranties of the Borrower set forth on Schedule 4.01(z) is true and correct in all respects.

(aa)                            Access to the Accounts.  None of the Transaction Parties has access to any of the Accounts.

(bb)                          Intent.  None of the Transaction Parties has entered into this Agreement or any of the other Related Documents with the intent of hindering, delaying or defrauding present or future creditors of any Transaction Party.  None of the Transaction Parties has removed or concealed any assets from its creditors or participated in the removal or concealing of assets of any Transaction Party or any Person entity, nor will any of them do so in the future.   The transfers contemplated by this Agreement are being undertaken in good faith by each Transaction Party for bona fide business purposes.

(cc)                            Conditions.  Upon any acceptance or contribution, title to the Transferred Receivables sold or contributed hereunder, the following are statements are true:

(i)                                     the representations and warranties of each Originator contained herein or in any other Related Document are true and correct in all material respects unless previously cured pursuant to Section 4.04 hereof (without duplication of any materiality qualifier contained therein) as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(ii)                                  each Originator is in compliance with each of its covenants and other agreements set forth herein or in any other Related Document; and

(iii)                               each Originator has such other action, including delivery of approvals, consents, opinions, documents and instruments to Buyer as Buyer has reasonably requested.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to Buyer, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

Section 4.02.  Affirmative Covenants of the Originators.  Each Originator covenants and agrees that, unless otherwise consented to by Buyer and the Administrative Agent, from and after the Effective Date and until the Termination Date:

(a)                                  Offices and Records.  Each Originator shall maintain its jurisdiction of organization, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to Buyer and the Administrative Agent, at such other location in a jurisdiction where all action requested by Buyer, any Lender or the Administrative Agent pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.  Each Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.  Upon the request of Buyer, each Originator shall (i) mark each Contract (other than invoices) which constitutes “chattel paper” under the UCC and evidences a Transferred Receivable with a legend, acceptable to Buyer, evidencing that Buyer has purchased such Transferred Receivable and that the Administrative Agent, for the benefit of the Lenders, has a security interest in and lien thereon, and (ii) mark its computer records pertaining to the Transferred Receivables with such a legend.

(b)                                 Access.  Each Originator shall, at its own expense, during normal business hours, from time to time upon ten (10) Business Days’ prior notice (or, if a Termination Event has occurred and in continuing, one (1) Business Day’s prior notice) and as frequently as Buyer or the Servicer determines to be appropriate: (i) provide Buyer, the Servicer and any of their respective officers, employees, agents and representatives access to its properties (including properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) of each Originator, (ii) permit Buyer and the Servicer and any of their respective officers, employees, agents and representatives to inspect, audit and make extracts from such Originator’s books and records, including all Records maintained by such Originator, (iii) permit Buyer, the Servicer and their respective officers, employees, agents and representatives, to inspect, review and evaluate the Transferred Receivables of such Originator, and (iv) permit Buyer, the Servicer and their respective officers, employees, agents and representatives to discuss matters relating to the Transferred Receivables or such Originator’s performance under this Agreement or the affairs, finances and accounts of such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants as specified in Section 4.02(c) below;

provided, however, that, so long as no Termination Event or Incipient Termination Event has occurred and is continuing, (i) the Buyer shall be limited to two (2) audits pursuant to this Section 4.02(b) during each calendar year  and (ii) Originators’ obligation to reimburse out-of-pocket expenses in respect of each such audit shall not exceed $50,000.  If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or the Buyer, in good faith, notifies any Originator that an Incipient Termination Event or a Termination Event may have occurred, is imminent or deems its rights or interests in the Transferred Receivables insecure, each such Originator shall provide such access at all times and without advance notice and shall provide Buyer and the Servicer with access to its suppliers and customers; provided, that, such Originator shall have the opportunity to be present at the time of any such access to its such Originator’s suppliers or customers.  Each Originator shall make available to Buyer and the Servicer and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Originator, as Buyer or the Servicer may request.  Each Originator shall deliver any document or instrument necessary for Buyer or the Servicer, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Originator.

(c)                                  Communication with Accountants.  Each Originator authorizes Buyer and the Servicer and their designated representatives to communicate directly with its independent certified public accountants, and authorizes and, if requested by Buyer or Servicer, shall instruct those accountants to disclose and make available to Buyer, the Servicer and their designated representatives, any and all financial statements and other supporting financial documents, schedules and information relating to such Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Originator; provided, that the Buyer or Servicer shall notify such Originator prior to any contact with such accountants and advisors and shall give such Originator the opportunity to participate in such discussions.  Each Originator agrees to render to Buyer and the Servicer at such Originator’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing.  If any Termination Event shall have occurred and be continuing, each Originator shall, promptly upon request therefor, deliver to Buyer or its designee all Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

(d)                                 Compliance With Credit and Collection Policies.  Each Originator shall comply with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts.

(e)                                  Assignment.  Each Originator hereby acknowledges that on the date hereof Buyer has collaterally assigned for security purposes all of its right, title and interest in, to and under this Agreement to the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Indemnified Persons and the Affected Parties and that the Administrative Agent, the Lenders, the Indemnified Persons and the Affected Parties are third party beneficiaries hereof.  Each Originator hereby further acknowledges that after the occurrence and during the continuation of a Termination Event all provisions of this Agreement shall inure to the benefit of the Administrative Agent and the Lenders, including the enforcement of any provision hereof, but that the Administrative Agent, the Lenders, the Indemnified Person and the Affected Parties shall have no obligations or duties under this Agreement. Each Originator hereby further acknowledges that the execution and performance of this Agreement are conditions precedent for the Administrative Agent and the Lenders to enter into the Funding Agreement and that the agreement of the Administrative Agent and Lenders to enter into the Funding Agreement will directly or indirectly benefit such Originator and constitutes good and valuable consideration for the rights and remedies of the Administrative Agent and each Lender with respect hereto.

(f)                                    Compliance with Agreements and Applicable Laws.  Each Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.  Each Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.01(m) or constitute an obligation solely of the Borrower.

(g)                                 Maintenance of Existence and Conduct of Business.  Each Originator shall:  (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) only engage in business of the types described on Schedule 4.02(g) and reasonable extensions thereof and in accordance with the terms of its certificate or articles of incorporation and by-laws; (iii) at all times maintain, preserve and protect all of its assets and properties which are necessary in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices in each case, to the extent the failure to do so could reasonably be expected to (i) materially impair the ability of such Originator to perform its obligations under the Related Documents, (ii) adversely affect the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Lenders or the Administrative Agent under any Related Document, (iii) adversely affect the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (iv) affect the enforceability or value of the Transferred Receivables (or the collectibility thereof), the Contracts therefore, the Borrower Collateral (in each case, taken as a whole) or the ownership interests or Liens of the Borrower or the Lenders or the Administrative Agent thereon or the priority of such interests or Liens; and (iv) transact business only in trade names and its legal name as of the Effective Date or, upon 30 days’ prior written notice to Buyer, in any other legal name with respect to which all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(h)                                 Notice of Material Events.  Each Originator shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Originator proposes to take with respect thereto:

(i)                                     (A) any Litigation commenced or threatened against Holdings, any Originator or any other Subsidiary of Holdings that (1) is asserted or instituted against any Plan, its fiduciaries (in their capacity as a fiduciary of any such Plan) or its assets or against Holdings, any Originator or any other Subsidiary of Holdings or any of their respective ERISA Affiliates in connection with any Plan that individually or in the aggregate could reasonably be expected to result in liabilities of any Originator or its ERISA Affiliates in excess of $500,000, (2) alleges criminal misconduct by Holdings, any Originator or any other Subsidiary of Holdings, or (3) if determined adversely, could reasonably be expected to have a Material Adverse Effect or  (B) any Litigation commenced or threatened against Holdings, any Originator or any other Subsidiary of Holdings with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $250,000 in the aggregate or (B) seeks injunctive relief;

(ii)                                  the commencement of a case or proceeding by or against Holdings, any Originator or any other Subsidiary of Holdings seeking a decree or order in respect of Holdings, any Originator or such Subsidiary (A) under the Bankruptcy Code or any other applicable federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Holdings, any Originator or such Subsidiary or for any substantial part of such Person’s assets, or (C) ordering the winding-up or liquidation of the affairs of Holdings, any Originator or any other Subsidiary of Holdings;

(iii)                               (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable was not an Eligible Receivable at the time sale to Buyer or has ceased to be an Eligible Receivable on account of any matter giving rise to indemnification under Section 5.01;

(iv)                              the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges that could reasonably be expected to become a Lien on the Receivables; or

(v)                                 any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(i)                                     Separate Identity.

(i)                                     Each Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account separate from those of Buyer.

(ii)                                  The financial statements of Holdings and its consolidated Subsidiaries shall disclose the effects of each Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) Buyer’s sole business consists of the purchase or acceptance through capital contribution (in the case of the Member) and ownership of the Receivables from the Originators and the subsequent financing of such Receivables pursuant to the Funding Agreement, (B) Buyer is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of Buyer’s assets prior to any value in Buyer becoming available to Buyer’s equity holders and (C) the assets of Buyer are not available to pay creditors of any Originator or any other Affiliate of such Originator.

(iii)                               The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by each Originator as official records.

(iv)                              Each Originator shall, and shall cause each other member of the Parent Group to, maintain an arm’s-length relationship with Buyer and shall not hold itself out as being liable for the Debts or liabilities of Buyer.

(v)                                 Each Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of Buyer and shall not commingle the Buyer’s assets with the assets of any other Person.

(vi)                              No Originator shall or shall permit any other member of the Parent Group to, conduct its business in the name of the Buyer or in a manner designed to mislead third parties as to the separate identity of Buyer.

(vii)                           No Originator shall (and each Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of Buyer or expressly or impliedly representing or suggesting that such Originator or any other member of the Parent Group is liable or responsible for the Debts of Buyer or that the assets of such Originator or any other member of the Parent Group are available to pay the creditors of Buyer.

(viii)                        The operating expenses and liabilities of Buyer shall be paid from Buyer’s own funds and not from any funds of any Originator or other member of the Parent Group.

(ix)                                Each Originator shall, and shall cause each other member of the Parent Group to, at all times have stationery and other business forms and a mailing address and telephone number separate from those of Buyer.

(x)                                   Each Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with Buyer only to those expressly permitted hereunder or under any other Related Document.

(j)                                     ERISA.  Each Originator shall give Buyer prompt written notice of (i) any event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA and (ii) any event that could reasonably be expected to result in the incurrence by any Originator of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business) in excess of $500,000.

(k)                                  Payment, Performance and Discharge of Obligations.

(i)                                     Subject to Section 4.02(k)(ii), each Originator shall (and shall cause each other member of the Parent Group to) pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including all Charges upon its income and properties and all lawful claims for labor, materials, supplies and services, promptly when due in each case, to the extent the failure to do so could reasonably be expected to (i) materially impair the ability of such Originator to perform its obligations under the Related Documents, (ii) adversely affect the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Lenders or the Administrative Agent under any Related Document, (iii) adversely affect the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (iv) affect the enforceability or value of the Transferred Receivables (or the collectibility thereof), the Contracts therefore, the Borrower Collateral (in each case, taken as a whole) or the ownership interests or Liens of the Borrower or the Lenders or the Administrative Agent thereon or the priority of such interests or Liens..

(ii)                                  Each Originator and each other member of the Parent Group may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(k)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Originator or such member, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed to secure payment of such Charges or claims (excepting only Liens as to which foreclosure is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding), and (E) Buyer has advised such Originator in writing that Buyer reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect within the meaning of clauses (b) through (e) thereof.

(l)                                     Deposit of Collections.  Each Originator shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Receivables directly into a Collection Account, and (ii) deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders)).  No Originator shall make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents.  Without limiting the generality of the foregoing, each Originator shall take reasonable steps to assure that no Collections or other proceeds with respect to a Receivable reconveyed to it pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account.

(m)                               Accounting Changes.  If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change.  If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

(n)                                 General Trial Balance.  Each Originator shall generate its General Trial Balance on each day that such Originator transfers Receivables pursuant to this Agreement.  If at any time any Originator fails to generate its General Trial Balance, Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables and Contributed Receivables can be made.  Each Originator agrees to cooperate with such reconstruction, including by delivery to Buyer, upon Buyer’s request, of copies of all Records.

Section 4.03.  Negative Covenants of the Originators.  Each Originator covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date and until the Termination Date:

(a)                                  Sale of Receivables and Related Assets.  No Originator shall sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its Receivables or Contracts therefor, or any of its rights with respect to any Lockbox or Collection Account, except for the sales, transfers, conveyances, assignments or dispositions expressly contemplated hereunder.

(b)                                 Liens.  No Originator shall create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (whether now owned or hereafter acquired) except for Permitted Encumbrances that do not attach to Transferred Receivables.

(c)                                  Modifications of Receivables or Contracts.  Except to the extent the Servicer is permitted to do so by the Credit and Collection Policies, no Originator shall extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor in a manner that would have the effect of creating such a modification of a Receivable.

(d)                                 Sale Characterization.  No Originator shall (and each Originator shall cause each other member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred

Receivable to Buyer and with respect to the Transfer of each Contributed Receivable originated or acquired by it, as a contribution to the capital of Buyer.

(e)                                  Capital Structure and Business.  No Originator shall (and each Originator shall cause each other member of the Parent Group not to) (i) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect or (ii) amend, supplement or otherwise modify its certificate or articles of incorporation, bylaws, limited liability company agreement and other organizational documents except where such amendment, supplement or other modification could not reasonably be expect to have or result in a Material Adverse Effect within the meaning of clause (b) through (e) of the definition thereof.  No Originator shall change the type of entity it is, its jurisdiction of organization or its organizational identification number, if any, issued by its state of organization, except upon 30 days’ prior written notice to Buyer and with respect to which jurisdiction all action requested by Buyer pursuant to Section 6.13 shall have been taken with respect to the Transferred Receivables.

(f)                                    Actions Affecting Rights.  No Originator shall (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights given to the Buyer or its assignees hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) fail to pay any Charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the perfected title of Buyer to and the sole record and beneficial ownership interest of Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator’s right, title or interest therein.

(g)                                 ERISA.  No Originator shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event.

(h)                                 Change to Credit and Collection Policies.  No Originator shall fail to comply in any material respect with, and no material change, amendment, modification or waiver shall be made to, the Credit and Collection Policies without the prior written consent of Buyer.

(i)                                     Adverse Tax Consequences.  No Originator shall take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to Buyer, or to any assignee who is a resident of the United States of America, to withholding taxation.

(j)                                     No Proceedings.  From and after the Effective Date and until the date one year plus one day following the Termination Date, no Originator shall, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Funding Agreement.

(k)                                  Mergers, Acquisitions, Sales, etc.  Other than as permitted pursuant to Section 5.6 of the Existing Credit Agreement, no Transaction Party shall (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets other than pursuant hereto, except for any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any majority-owned Subsidiary into such Person or into, with or to any other majority-owned Subsidiary and any such purchase or other acquisition by such Person or any majority-owned Subsidiary of the assets or stock of any majority-owned Subsidiary. Notwithstanding the foregoing, other than the Parent in its capacity as the sole member of the Buyer, no member of the Parent Group shall be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any Stock of the Buyer. In connection with any merger or consolidation that is permitted pursuant to Section 5.6 of the Existing Credit Agreement, each Originator will (i) provide written notice thereof to the Buyer, and (ii) take all such actions and deliver, or cause to be delivered, such opinion letters of counsel, certificates and other agreements that the Buyer deems reasonably necessary or desirable under the UCC to maintain the perfection and priority of the Buyer’s ownership interest in the Receivables.

(l)                                     [RESERVED].

(m)                               Modification to the Credit Agreement.  Without the prior written consent of the Administrative Agent, the Parent will not agree to any amendment, modification or waiver to any provision of the Credit Agreement (other than the Existing Credit Agreement so long as the administrative agent thereunder is GE Capital or an Affiliate thereof) which impairs the rights of the Buyer, the Administrative Agent, the Indemnified Persons or the Affected Parties under any Related Document or with respect to the Transferred Receivables, the Collections thereon or the Borrower Collateral.

(n)                                 Commingling.  No Originator shall (and each Originator shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account, provided that after the Commitment Termination Date, so long as any Transferred Receivables of an Obligor remain unpaid, no Originator shall instruct such Obligor to remit Collections of any Receivables to any Person or account other than to a Lockbox or Collection Account.  If any funds not constituting collections of Transferred Receivables are nonetheless deposited into a Lockbox or Collection Account and such Originator so notifies Buyer, Buyer shall notify the Administrative Agent to promptly remit any such amounts to the applicable Originator.

(o)                                 Excluded Receivables.  The definition of “Excluded Receivable” in Annex X makes specific reference to (i) response management facility located in Rochester, New York, (ii) sheet fed printing facility located in Chicago, Illinois and (iii) media placement business formerly known as The Newspaper Network located in Atlanta, Georgia, Greenville, South Carolina and Sacramento, California (each an “Excluded Unit”).  In the event any Originator elects to combine the operations of any other divisions or joint ventures of such Originator with an Excluded Unit or rename any such division or joint venture with the name of an Excluded

Unit, the Originator will provide the Buyer not less than thirty (30) days written notice prior to the date of implementation of such action.  After giving such notice, such Originator shall (i) provide such information to the Buyer relating to such action as the Buyer may reasonably request and (ii) execute and deliver such amendments to this Agreement and other agreements and documents related hereto as the Buyer may reasonably request to maintain perfected in the Receivables intended to be conveyed hereunder.

Section 4.04.  Breach of Representations, Warranties or Covenants.  Upon discovery by any Originator or Buyer of any breach with respect to any Receivable of any (a) representation, warranty or covenant relating to the absence of Dilution Factors, or (b) representation, warranty or covenant described in Sections 4.01(s), 4.01(u), 4.01(x), 4.01(y), 4.02(l), 4.03(a), 4.03(b), 4.03(c), 4.03(n) or 4.03(o), the party discovering the same shall give prompt written notice thereof to the other parties hereto.  The Originator that breached such representation, warranty or covenant shall, if requested by notice from Buyer, on the first Business Day following receipt of such notice, either (a) repurchase the affected Transferred Receivable from Buyer for cash remitted to the applicable Collection Account or (b) transfer ownership of a new Eligible Receivable or new Eligible Receivables to Buyer on such Business Day without payment of the Sale Price therefor, in each case in an amount (the “Rejected Amount”) equal to the Billed Amount of such Transferred Receivable minus the sum of (i) Collections received in respect thereof plus (ii) the amount of any Dilution Factors taken into account in the calculation of the Original Sale Price thereof.  Each Originator shall take reasonable steps to assure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into any Collection Account.

ARTICLE V
INDEMNIFICATION

Section 5.01.  Indemnification.  Without limiting any other rights that Buyer or any of its Stockholders, any of its assignees including the Lenders and the Administrative Agent, or any of their respective officers, directors, employees, attorneys, agents or representatives and transferees, successors and assigns (each, a “Buyer Indemnified Person”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or with respect to such Originator’s obligations under any other Related Document, any actions or failures to act in connection therewith, including any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (x) result from such Buyer Indemnified Person’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction, (y) constitute  recourse for uncollectible or uncollected Transferred Receivables due to the credit risk, financial inability to pay or other failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor or (z) includes any tax imposed on or measured by the net income or profits or any franchise or other tax in lieu thereof

(including branch profits or similar taxes) of any Indemnified Person by (i) the jurisdiction under the laws of which such Indemnified Person is organized or any political subdivision thereof or (ii) the jurisdiction of such Indemnified Person’s applicable lending office or any political subdivision thereof.  Subject to clauses (x), (y) and (z) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)                                     reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect (other than a qualifier with respect to the financial condition of an Originator) or similar concepts of materiality) or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii)                                  the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect (other than a qualifier with respect to the financial condition of an Originator) or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii)                               the failure to vest and maintain vested in Buyer, or to Transfer to Buyer, valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

(iv)                              any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Originator or any Affiliate thereof acting as the Servicer or a Sub-Servicer);

(v)                                 any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract;

(vi)                              the commingling of Collections with respect to Transferred Receivables by any Originator at any time with its other funds or the funds of any other Person except as required pursuant to Section 7.03 hereof;

(vii)         any failure by such Originator to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Receivable that is the subject of a Transfer hereunder to the extent that such filing is necessary to maintain the perfection and priority of the Buyer in such Receivable, whether at the time of any such Transfer or at any subsequent time;

(viii)        any investigation, Litigation or proceeding related to this Agreement or the use of the Sale Price obtained in connection with any Sale or the ownership of Receivables or Collections with respect thereto or in respect of any Receivable or Contract;

(ix)           any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;

(x)            any failure of (x) a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement, (y) the Concentration Account Bank to comply with the terms of the Concentration Account Agreement, or (z) the Borrower Account Bank to comply with the terms of the Borrower Account Agreement;

(xi)           any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral;

provided, that, the above provisions for indemnity shall not be interpreted to eliminate principles of causation in determining whether an indemnified loss has occurred.

If and to the extent that this Section 5.01 may be unenforceable for any reason, each Originator agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

Section 5.02.  Indemnities by the Servicer.

(a)           Without limiting any other rights that a Buyer Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the collection activities of the Servicer hereunder or out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amount (x) results from such Buyer Indemnified Person’s gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction, or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables due to the credit risk, financial inability to pay or other failure (without cause or justification) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy with respect to such Obligor.  Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i)            reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii)           the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii)          the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer;

(iv)          the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person except as required pursuant to Section 7.03 hereof;

provided, that, the above provisions for indemnity shall not be interpreted to eliminate principles of causation in determining whether an indemnified loss has occurred.

If and to the extent that this Section 5.02 may be unenforceable for any reason, each Servicer agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(b)           Any Indemnified Amounts subject to the indemnification provisions of this Section 5.02  shall be paid by the Servicer to the Buyer Indemnified Person entitled thereto within five Business Days following demand therefor.

ARTICLE VI
MISCELLANEOUS

Section 6.01.  Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the

United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile transmission (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 6.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

Each Originator:	c/o Vertis, Inc.
250 West Pratt Street
Baltimore, MD 21201
Attention: Chief Financial Officer and Chief Legal Officer
Facsimile No.: (410) 454-0887

Buyer:	Vertis Receivables II, LLC
250 West Pratt Street
Baltimore, MD 21201
Attention: Chief Financial Officer and Chief Legal Officer
Facsimile No.: (410) 454-0887

Parent:	Vertis, Inc.
250 West Pratt Street
Baltimore, MD 21201
Attention: Chief Financial Officer and Chief Legal Officer
Facsimile No.: (410) 454-0887.

Without limiting the generality of the foregoing, all notices to be provided to the Buyer hereunder shall be delivered to both the Buyer and the Administrative Agent under the Funding Agreement, and shall be effective only upon such delivery to the Administrative Agent in accordance with the terms of the Funding Agreement.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 6.02.  No Waiver; Remedies.  Buyer’s failure, at any time or times, to require strict performance by the Originators of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of Buyer thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by Buyer unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of Buyer and directed to such Originator specifying such suspension or waiver.  Buyer’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Buyer may have under any other agreement, including the other Related Documents, by operation of law or otherwise.  Recourse to the Receivables shall not be required.

Section 6.03.  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of each Originator, Servicer and Buyer and their respective successors and permitted assigns, except as otherwise provided herein.  No Originator nor the Servicer may assign, transfer, hypothecate or otherwise convey its obligations or duties hereunder without the prior express written consent of Buyer.  Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of Buyer, shall be void.  Each Originator and the Servicer acknowledges that Buyer may assign its rights granted hereunder, including the benefit of any indemnities under Article V, and upon such assignment, such assignee shall have, to the extent of such assignment, all rights of Buyer hereunder and, to the extent permitted under the Funding Agreement, may in turn assign such rights.  Each Originator and the Servicer agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Buyer, the rights set forth in this Agreement.  All such assignees, including parties to the Funding Agreement in the case of any assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce Buyer’s rights and remedies under, this Agreement to the same extent as Buyer or any of its designated representatives may do.  The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator, the Servicer and Buyer with respect to the transactions contemplated hereby and, except for the Lenders and the Administrative Agent, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

Section 6.04.  Termination; Survival of Obligations.

(a)           This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the later of (i) the Termination Date and (ii) the date on which Buyer and Originators enter into a written agreement providing for the termination of their rights and obligations hereunder..

(b)           Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to Buyer, including those set forth in Sections 4.04, 5.01, 6.12, 6.14 and 6.15, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date.  Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of

Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(j), 6.03, 6.12, 6.14 and 6.15 shall be continuing and shall survive any termination of this Agreement.

Section 6.05.  Complete Agreement; Modification of Agreement.  This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.

Section 6.06.  Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto; provided, that, prior to the Termination Date, no amendment, modification, termination or waiver of any provision of this Agreement or any of the other Related Documents, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent.  No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

Section 6.07.  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)           THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS

MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.08.  Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 6.09.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.10.  Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.11.  No Setoff.  Each Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against Buyer, all of which rights are hereby expressly waived by such Originator.

Section 6.12.  Confidentiality.

(a)           Except to the extent otherwise required by applicable law, as reasonably believed to be appropriate to be filed publicly with the Securities and Exchange Commission, or unless each Affected Party shall otherwise consent in writing, each Originator, the Servicer and Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Buyer Indemnified Person and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party, a Buyer Indemnified Person.

(b)           Each Originator and the Servicer agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of Buyer (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator or the Servicer shall consult with Buyer prior to the issuance of such news release or public announcement.  Any Originator or the Servicer may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

(c)           Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, reasonably believed to be appropriate to be filed publicly with the Securities Exchange Commission, or unless the Originators and the Servicer otherwise consent in writing, the Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators, the Servicer and their respective Affiliates and each of their respective businesses obtained by the Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Originator or the Servicer, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to any Originator. Notwithstanding the foregoing, Buyer shall be permitted to disclose copies of this Agreement and the confidential proprietary information described above to (1) each Affected Party and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103));  (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Originators and/or the Servicer with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to the Funding Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or pledgee of (or participant in), or any prospective assignee or pledgee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the applicable Originator or Servicer or (8) to the extent such Agreement or other information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Buyer or Affected Party on a nonconfidential basis from a source other than Holdings or any Subsidiary thereof.

Section 6.13.  Further Assurances.

(a)           Each Originator shall, at its sole cost and expense, upon request of Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Buyer of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder or under any other Related Document.  Each Originator hereby authorizes Buyer, to file any such financing or continuation statements without the signature of such Originator to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law.  If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Originator’s receipt thereof and promptly delivered to Buyer.

(b)           If any Originator fails to perform any agreement or obligation under this Section 6.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Buyer incurred in connection therewith shall be payable by such Originator upon demand of Buyer.

Section 6.14.  Fees and Expenses.  In addition to its indemnification obligations pursuant to Article V, each Originator agrees, jointly and severally, to pay on demand all Rating Agency fees and all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the fees and out-of-pocket expenses incurred by Buyer, (including any such amounts owed by Buyer in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

Section 6.15.  Nonrecourse Obligations.  Notwithstanding any provision in any other Section of this Agreement to the contrary, any obligation of Buyer to pay any amounts payable to the Originators pursuant to this Agreement shall be paid pursuant hereto only if the Buyer has Excess Funds.  In the event that the Buyer does not have Excess Funds, the excess of the amounts due hereunder (and subject to this Section 6.15) over the amounts paid shall not constitute a “claim” under Section 101(5) of the Bankruptcy Code against Buyer until such time as the Buyer has Excess Funds.

ARTICLE VII
SERVICER PROVISIONS

Section 7.01.  Appointment of the Servicer.  Buyer hereby appoints the Servicer as its agent to service the Transferred Receivables and, in accordance with the Related Documents, to enforce Buyer’s rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 8.01 or 9.01.  In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein.  The Servicer may, with the prior written consent of the Buyer, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof, (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and Buyer shall not be deemed a party thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer and (c) each Sub-Servicing Agreement shall expressly provide that it shall automatically terminate upon the termination of the Servicer’s responsibilities hereunder in accordance with the terms hereof.

Section 7.02.  Duties and Responsibilities of the Servicer.

(a)           Subject to the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time, (ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with the Credit and Collection Policies.

(b)           In addition to the foregoing, in order to ensure that the Buyer has adequate funding for the purchase of Receivables hereunder, the Servicer shall be responsible for the following:

(i)            preparation and delivery on behalf of Buyer all Borrowing Requests, Repayment Notices, Borrowing Base Certificates, Monthly Reports, Weekly Reports and Daily Reports required to be delivered under the Funding Agreement;

(ii)           calculation and monitoring of the Borrowing Base and the components thereof, and whether the Receivables included in the calculation of the Net Receivables Balance are in fact Eligible Receivables; and

(iii)          establishment, maintenance and administration of the Collection Accounts, the Concentration Account, and the Borrower Account in accordance with Article VIII of the Funding Agreement.

Section 7.03.  Collections on Receivables.

(a)           In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor.  In addition, if an Obligor is an obligor on Transferred Receivables and any other Receivables or indebtedness owed to any Originator, then, unless (i) otherwise required by applicable law or (ii) specified by the applicable Obligor in good faith and without direction of the Servicer, the Borrower or any member of the Parent Group with respect to the application of payments in respect of multiple Transferred Receivables owing by such Obligor, Collections on such Transferred Receivables or other Receivables or indebtedness shall be treated first, as a Collection of any Transferred Receivables of such Obligor, in the order in which they were originated, before being applied to any other Receivables or other indebtedness of such Obligor.  In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

(b)           If the Servicer determines that amounts unrelated to the Transferred Receivables (the “Unrelated Amounts”) have been deposited in any Account, then the Servicer shall provide written evidence thereof to the Buyer no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to Buyer.

(c)           Authorization of the Servicer.  Buyer hereby authorizes the Servicer to take, solely in accordance with the Credit and Collection Policies, any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of the Buyer hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing the applicable name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Delinquent Receivable or a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable.  The Borrower shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.  Notwithstanding anything to the contrary contained herein, at any time at which the Administrative Agent succeeds to, or upon the exercise of remedies with respect to, Buyer’s rights under this Agreement (in each case in accordance with the provisions of the Funding Agreement), the Administrative Agent shall also have the absolute and unlimited right to direct the Servicer (at the Servicer’s expense) (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or (ii) to foreclose upon, repossess or take any other action that the Buyer deems necessary or advisable with respect thereto.  In no event shall the Servicer be entitled to make Buyer or any Affected Party a party to any Litigation without such Affected Party’s express prior written consent.

(d)           Servicing Fees.  As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees monthly on each Settlement Date.  Such Servicing Fees shall be payable from available funds in accordance with Section 2.07 and 2.08 of the Funding Agreement.  The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

(e)           Sales of Receivables.  The Buyer agrees that the Servicer, on behalf of the Buyer, may from time to time sell or otherwise transfer Transferred Receivables for which the applicable Obligor is a BK Obligor to a third party that is not an Affiliate of Holdings; provided, that, (i) until the Termination Date, no such transfers shall be permitted under this Section 7.03(e) if either a Termination Event or an Incipient Termination Event shall have occurred and be continuing prior to or after the consummation of any such transfer, (ii) the Outstanding Balance of any Transferred Receivables sold or otherwise transferred pursuant to this Section 7.03(e) in any transaction shall not exceed $3,000,000, (iii) the aggregate Outstanding Balance of all Transferred Receivables sold or otherwise transferred pursuant to this Section 7.03(e) from and after the Closing Date shall not exceed $10,000,000, (iv) each sale or transfer of Transferred Receivables pursuant to this Section 7.03(e) shall be made without any recourse to the Buyer and (v) any buyer of any Transferred Receivables sold or otherwise transferred pursuant to this Section 7.03(e) shall agree in writing that, until the date that is one year plus one day following the date on which all Borrower Obligations have been indefeasibly paid in full in cash, such

Person shall not, directly or indirectly, institute or cause to be instituted against Buyer any proceeding of the type referred to in Sections 8.01(c) or 8.01(d) of this Agreement.

(f)            Computer Records.  The Servicer shall maintain, consistent with the requirements of Section 2.01(f)(i), computer records of all invoices that are (or evidence) Contracts and from which duplicate copies of such invoices can be produced.

Section 7.04.  Covenants of the Servicer.  The Servicer covenants and agrees that from and after the Effective Date and until the Termination Date:

(a)           Compliance with Agreements and Applicable Laws.  The Servicer shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(b)           Maintenance of Existence and Conduct of Business.  The Servicer shall:  (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate or articles of incorporation and by-laws; and (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except to the extent that the failure to comply with this clauses (ii) and (iii) could not reasonably be expected to have a Material Adverse Effect within the meaning of clauses (b) through (e) of the definition thereof.

(c)           Deposit of Collections.  The Servicer shall deposit or cause to be deposited promptly into a Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

(d)           ERISA.  The Servicer shall give the Administrative Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Servicer of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business) in excess of $500,000.

(e)           Compliance with Credit and Collection Policies.  The Servicer shall comply with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor.  The Servicer shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto in a manner that would have the effect of creating such a modification of a Receivable, except that the Servicer may (i) reduce the Outstanding Balance of a Receivable as required to reflect any Dilution Factors and (ii) take such actions, to the extent permitted by the Credit and Collection Policies, as the Servicer may deem reasonably necessary or desirable in order to maximize Collections with respect to any past-due Receivable so long as, after giving effect to any such action, no Receivables which constituted Eligible Receivables prior to such action would no longer constitute Eligible Receivables as a result of such action.  The Servicer shall not without the prior written consent of the Buyer amend, modify or waive any term or provision of the Credit and Collection Policies.

(f)            Ownership of Transferred Receivables; Servicing Records.  The Servicer shall (i) identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables are the property of the Borrower and that a Lien on such Transferred Receivables has been granted to the Administrative Agent for the benefit of the Lenders; (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables in the event of the destruction of any originals thereof) as are necessary or advisable in accordance with industry practice (1) to reflect promptly (a) all payments received and all credits and extensions granted with respect to such Receivables, (b) the return, rejection, repossessions, or stoppage in transit of any merchandise the sale of which has given rise to any such Receivable and (c) any other reductions in the Outstanding Balance of the Receivables on account of Dilution Factors; and (2) to determine no less frequently than the date each Daily Report, Weekly Report or Monthly Report is due, whether each Transferred Receivable then outstanding qualifies as an Eligible Receivable; (iii) by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to the Buyer, its computer records pertaining to Substantial Contracts that constitute Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining to the Borrower Collateral, to evidence the assignment of the Receivables under this Agreement and the assignment and Liens granted pursuant to the Funding Agreement.  Upon the occurrence and during the continuance of a Termination Event, the Servicer shall deliver and turn over such books and records to the Buyer or its representatives at any time on demand.  The Servicer shall permit any representative of the Buyer to inspect such books and records and shall provide photocopies thereof to Buyer as more specifically set forth in Section 7.04(i).

(g)           Payment and Performance of Charges and other Obligations.

(i)            Subject to Section 7.04(g)(ii), the Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any amount thereof shall become past due in each case, to the extent the failure to do so could reasonably be expected to (i) materially impair the ability of such Servicer to perform its obligations under the Related Documents, (ii) adversely affect the validity or enforceability of any Related Document or the rights and remedies of the Borrower, the Lenders or the Administrative Agent under any Related Document, (iii) adversely affect the federal income tax attributes of the sale, contribution or pledge of the Transferred Receivables pursuant to any Related Document or (iv) affect the enforceability or value of the Transferred Receivables (or the collectibility thereof), the Contracts therefore, the Borrower Collateral (in each case, taken as a whole) or the ownership interests or Liens of the Borrower or the Lenders or the Administrative Agent thereon or the priority of such interests or Liens.

(ii)           The Servicer may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 7.04(g)(i); provided that (A) adequate reserves with respect to such contest are maintained on the books of the Servicer, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims (excepting only Liens as to which foreclosure is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding), and (E) the Administrative Agent has not advised the Servicer in writing that it reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.

(h)           Access.  Subject to the requirements of Section 4.02(b), the Servicer agrees to provide Buyer, the Buyer’s officers, employees, directors, agents and representatives with all access that the Originators have covenanted and agreed to provide to the Buyer in Section 4.02(b).

(i)            Communication with Accountants.  The Servicer authorizes Buyer to communicate directly with its independent certified public accountants, and authorizes and, shall upon Buyer’s request, instruct those accountants to disclose and make available to Buyer, its officers, employees, agents and representatives any and all financial statements and other supporting financial documents, schedules and information relating to the Servicer (including copies of any issued management letters) with respect to the business, financial condition and other affairs of the Servicer; provided, that the Buyer shall notify the Servicer prior to any contact with such accountants and advisors and shall give the Servicer the opportunity to participate in such discussions.  The Servicer agrees to render to Buyer, at the Servicer’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing.

(j)            Collection of Transferred Receivables.  In connection with the collection of amounts due or to become due under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral, the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Buyer may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral.  If (i) an Incipient Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Buyer in good faith believes that an Incipient Termination Event or a Termination Event is imminent, then the Buyer may, without prior notice to any Originator or the Servicer, (x) exercise its right to take exclusive ownership and control of (1) the Lockboxes and the Collection Accounts in accordance with the terms of the applicable Collection Account Agreements and (2) the Concentration Account(in which case the Servicer shall be required to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in the Agent Account) and (y) notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the sale to Buyer of such Transferred Receivables and of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Buyer and its assignees and direct that payments of all amounts due or to become due to the Buyer thereunder be made directly to the Buyer or any servicer, collection agent or lockbox or other account designated by the Buyer and the Buyer may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof.  The Buyer shall provide prompt notice to the Servicer of any such notification of assignment, pledge or direction of payment to the Obligors under any Transferred Receivables.

(k)           Performance of Borrower Assigned Agreements.  The Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, enforce the Borrower Assigned Agreements on behalf of the Borrower in accordance with their terms and take all action as may from time to time be requested by the Buyer in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Buyer, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Servicer thereunder.

(l)            License for Use of Software and Other Intellectual Property.  Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Servicer hereby grants to the Buyer (and to the Administrative Agent on behalf of the Lenders as assignee of the Buyer) a limited license to use, without charge, the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Transferred Receivables and the other Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies with respect thereto, and the Servicer agrees that its rights under all licenses and franchise agreements shall inure to the Buyer (and to the Administrative Agent on behalf of the Lenders as assignee of the Buyer) for purposes of the license granted herein.  Except upon the occurrence and during the continuation of a Termination Event, the Buyer agrees not to use (and shall cause the Administrative Agent to covenant not to use) any such license without giving the Servicer prior written notice.

(m)          Deposit of Collections.  The Servicer shall (and shall cause each of its Affiliates to) (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly into a Lockbox or Collection Account, and (ii) deposit or cause to be deposited promptly into a Lockbox or Collection Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive in respect of Transferred Receivables (and until so deposited, all such Collections shall be held in trust for the benefit of Buyer and its assigns (including the Administrative Agent and the Lenders).  The Servicer shall not make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this

Agreement and the other Related Documents.  Without limiting the generality of the foregoing, the Servicer shall take reasonable steps to assure that no Collections or other proceeds with respect to a Receivable reconveyed to any Originator pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or Collection Account.

(n)           Commingling.  The Servicer shall not (and shall cause each other member of the Parent Group not to) deposit or permit the deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox or Collection Account except as otherwise permitted by Section 4.03(n) hereof.  If any funds not constituting Collections of Transferred Receivables are nonetheless deposited into a Lockbox or Collection Account and the Servicer so notifies Buyer, Buyer shall promptly remit any such amounts to the applicable Originator.  So long as any Transferred Receivables of an Obligor remain unpaid, the Servicer shall not instruct such Obligor to remit Collections of any Receivables to any Person or account other than to a Lockbox or Collection Account.

(o)           Separate Identity.  The Servicer shall comply with Section 4.02(i) to the same extent as if it were an Originator.

Section 7.05.  Reporting Requirements of the Servicer.  The Servicer hereby agrees that, from and after the Effective Date and until the Termination Date, it shall prepare and deliver or cause to be prepared and delivered to the Lenders and the Administrative Agent, on behalf of the Buyer, the financial statements, notices, reports, and other information set forth in Annex 5.02(a) to the Funding Agreement at the times, to the Persons and in the manner set forth in Annex 5.02(a) of the Funding Agreement.

ARTICLE VIII
EVENTS OF SERVICER TERMINATION

Section 8.01.  Events of Servicer Termination.  If any of the following events (each, an “Event of Servicer Termination”) shall occur (regardless of the reason therefor):

(a)           the Servicer shall (i) fail to make any payment or deposit hereunder when due and payable and the same shall remain unremedied for three (3) Business Days or more; (ii) fail to deliver when due any of the reports required to be delivered pursuant to Section 7.05 or any other report related to the Receivables as required by the other Related Documents and the same shall remain unremedied for five (5) Business Days after the date specified for delivery of any report;  or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for thirty (30) days or more following the earlier to occur of an Authorized Officer of the Servicer becoming aware of such breach and the Servicer’s receipt of notice thereof; or

(b)           the Servicer or any Subsidiary which acts as a Sub-Servicer shall fail to pay when due or within any applicable grace period any principal or interest on Debt or any Contingent Obligations or (2) a breach or default of the Servicer or any Subsidiary which acts as a Sub-Servicer shall occur, or any condition or event shall occur, with respect to any Debt or any

Contingent Obligations, in each case if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Debt and/or Contingent Obligations having an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to their stated maturity or

(c)           (1) the Servicer or any Subsidiary which acts as a Sub-Servicer commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) the Servicer or any Subsidiary which acts as a Sub-Servicer makes any assignment for the benefit of creditors; or (3) the board of directors (or equivalent thereof) or the shareholders (or equivalent thereof) of the Servicer or any Subsidiary which acts as a Sub-Servicer adopts any resolution or otherwise authorizes action in connection with the administration, liquidation, winding-up or dissolution of the Servicer or any Subsidiary which acts as a Sub-Servicer or to approve any of the actions referred to in this Section 8.01(c); or

(d)           (1) a court enters a decree or order for relief with respect to the Servicer or any Subsidiary which acts as a Sub-Servicer in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against the Servicer or any Subsidiary which acts as a Sub-Servicer, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, administrator or other officer having similar powers over the Servicer or any Subsidiary which acts as a Sub-Servicer, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of the Servicer or any Subsidiary which acts as a Sub-Servicer for, or an encumbrance takes possession of, all or a substantial part of the property of the Servicer or any Subsidiary which acts as a Sub-Servicer; or

(e)           the Servicer or any Subsidiary which acts as a Sub-Servicer generally does not pay its debts as such debts become due or any Authorized Officer thereof admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or

(f)            any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 8.01) involving an amount in the aggregate at any time in excess of $5,000,000 (to the extent not adequately covered by insurance provided by a reputable and solvent insurance company) is entered or filed against the Servicer or any Subsidiary which acts as a Sub-Servicer or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(g)           (i) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect other than an Immaterial Misstatement, (ii) any information contained in any Monthly Report, Weekly Report or Daily Report is untrue or incorrect in any material respect or (iii) any representation or warranty of the Servicer herein or in any other Related

Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by the Servicer to any Affected Party hereto or thereto is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of the date when made or deemed made and such representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04; or

(h)           the Buyer shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables or to otherwise perform hereunder has occurred; or

(i)            a Termination Event shall have occurred or this Agreement shall have been terminated; or

(j)            a deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that the Buyer, in its sole discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by the Administrative Agent to the Servicer; or

(k)           the Servicer shall assign or purport to assign any of its obligations hereunder without the prior written consent of the Buyer; or

(l)            a Change of Control shall occur; or

(m)          a default or breach of the test set forth in Annex Z shall occur and (i) such event cannot reasonably be expected to be corrected or reversed within 45 days of the date of such default or breach or (ii) 45 days shall have passed since the date of such default or breach; or

(n)           (i) Holdings or any of Holdings’ Significant Subsidiaries shall fail to pay when due or within any applicable grace period any principal or interest on Debt or any Contingent Obligations or (2) a breach or default of Holdings or any of Holdings’ Significant Subsidiaries shall occur, or any condition or event shall occur, with respect to any Debt or any Contingent Obligations, in each case if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Debt and/or Contingent Obligations having an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to their stated maturity;

(ii) (1) Holdings or any of Holdings’ Significant Subsidiaries commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Holdings or any of Holdings’ Significant Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors (or equivalent thereof) or the shareholders (or equivalent thereof) of Holdings or any of Holdings’ Significant Subsidiaries adopts any resolution or otherwise authorizes action in connection with the administration, liquidation, winding-up or dissolution of Holdings or any of Holdings’ Significant Subsidiaries or to approve any of the actions referred to in this Section 8.01(n)(ii); or

(iii)          (1) a court enters a decree or order for relief with respect to Holdings or any of Holdings’ Significant Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged:  (A) an involuntary case is commenced against the Holdings or any of Holdings’ Significant Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (B) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, administrator or other officer having similar powers over Holdings or any of Holdings’ Significant Subsidiaries, or over all or a substantial part of its property, is entered; or (C) a receiver, trustee or other custodian is appointed without the consent of Holdings or any of Holdings’ Significant Subsidiaries for, or an encumbrance takes possession of, all or a substantial part of the property of Holdings or any of Holdings’ Significant Subsidiaries; or

(iv)          Holdings or any of Holdings’ Significant Subsidiaries generally does not pay its debts as such debts become due or any Authorized Officer thereof admits in writing its inability to, or is generally unable to, pay its debts as such debts become due; or

(iv)          any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 8.01) involving an amount in the aggregate at any time in excess of $5,000,000 (to the extent not adequately covered by insurance provided by a reputable and solvent insurance company) is entered or filed against Holdings or any of Holdings’ Significant Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder;

then, and in any such event, the Buyer may, by delivery of a Servicer Termination Notice to the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer.  Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 9.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

ARTICLE IX
SUCCESSOR SERVICER PROVISIONS

Section 9.01.  Servicer Not to Resign.  The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law.  Any such determination shall (i) with respect to clause (a) above, be evidenced by an opinion of counsel to such effect and (ii) with respect to clause (b) above, be evidenced by an Officer’s Certificate to such effect, in each case delivered to the Administrative Agent.  No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

Section 9.02.  Appointment of the Successor Servicer.  In connection with the termination of the Servicer’s responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 8.01 or 9.01, the Buyer may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the “Successor Servicer”); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer.  In selecting a Successor Servicer, the Buyer may (but shall not be required to) obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate.  The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Buyer an instrument in form and substance acceptable to the Buyer.

Section 9.03.  Duties of the Servicer.  The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

(a)           The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to the Buyer and, without limiting the generality of the foregoing, shall, at its own expense, timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Agent Account under the Funding Agreement and (ii) all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer.  The Servicer shall cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement and shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.  All reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring all files and other documents in respect of the Transferred Receivables to the Successor Servicer shall be for the account of the predecessor Servicer.

(b)           The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer’s interests therein or to have replaced the Servicer as a party thereto.

(c)           In the event that the Servicer is terminated as Servicer hereunder but no Successor Servicer has been appointed, the Servicer shall at the direction of Buyer with the consent of the Administrative Agent timely deliver to the Administrative Agent as assignee of Buyer or its designee, at a place designated by the Administrative Agent or such designee, copies of all Servicing Records and other information with respect to the Transferred Receivables which otherwise would be required to be delivered to the Successor Servicer under Section 9.03(a) above, and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with transferring such files and other documents to the Administrative Agent shall be for the account of the predecessor Servicer.

Section 9.04.  Effect of Termination or Resignation.  Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Buyer or its assigns may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

Section 9.05.  Power of Attorney.  On the Closing Date, the Servicer shall execute and deliver a power of attorney in substantially in the form attached hereto as Exhibit 9.05 (a “Power of Attorney”).  The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Transferred Receivables have been indefeasibly paid or otherwise written off as uncollectible.  The powers conferred on the Buyer under each Power of Attorney are solely to protect the interests of the Buyer in the Transferred Receivables and the ability of the Successor Servicer to assume the servicing rights, powers and responsibilities of the Servicer hereunder and shall not impose any duty upon the Buyer or the Successor Servicer to exercise any such powers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Receivables Sale and Servicing Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

VERTIS RECEIVABLES II, LLC, as Buyer

By:	/S/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer and Secretary

VERTIS, INC., as Servicer, an Originator and as Parent

By:	/S/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer and Secretary

WEBCRAFT, LLC, as an Originator

By:	/S/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer and Secretary

WEBCRAFT CHEMICALS, LLC, as an Originator

By:	/S/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer and Secretary

ENTERON GROUP, LLC, as an Originator

By:	/S/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer and Secretary

VERTIS MAILING, LLC, as an Originator

By:	/S/ John V. Howard, Jr.
Name:	John V. Howard, Jr.
Title:	Chief Legal Officer and Secretary

S-1

EXHIBIT 2.01(a)

Form of

RECEIVABLES ASSIGNMENT

THIS RECEIVABLES ASSIGNMENT (the “Receivables Assignment”) is entered into as of November 25, 2005 by and between [Name of Originator] (the “Originator”) and VERTIS RECEIVABLES II, LLC (“Buyer”).

1.                                       We refer to that certain Receivables Sale and Servicing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) of even date herewith among the Originator, the other Originators party thereto, Vertis, Inc. and Buyer.  All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full.  Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.

2.                                       For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Originator hereby sells, or, in the event the Originator is a Member of Buyer, sells or contributes, to Buyer, without recourse, except as provided in Section 4.04 of the Sale Agreement, all of the Originator’s right, title and interest in, to and under all of its Receivables (including all Collections, Records and proceeds with respect thereto) existing as of the Closing Date and thereafter created or arising at any time until the Commitment Termination Date.

3.                                       Subject to the terms and conditions of the Sale Agreement, the Originator hereby covenants and agrees to assign, sell or contribute, as applicable, execute and deliver, or cause to be assigned, sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of Buyer and at the Originator’s expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Buyer for the purpose of or in connection with acquiring or more effectively vesting in Buyer or evidencing the vesting in Buyer of the property, rights, title and interests of the Originator sold or contributed hereunder or intended to be sold or contributed hereunder.

4.                                       Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

5.                                       THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO

CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

[NAME OF ORIGINATOR]

By:
Name:
Title:

VERTIS RECEIVABLES II, LLC, as Buyer

By:
Name:
Title:

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EXHIBIT 2.01(c)(ii)

Form of

SUBORDINATED NOTE

$[ ]	[ ]

FOR VALUE RECEIVED, the undersigned, VERTIS RECEIVABLES II, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [                                ], a [                                ] (the “Subordinated Lender”), or its assigns, at 250 West Pratt Street, Baltimore, MD  21201, or at such other place as the holder of this Subordinated Note (“Note”) may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of [         ] DOLLARS [$         ], or, if less, the aggregate unpaid principal amount of all Subordinated Loans (as defined in the Sale Agreement referred to below) made to the Borrower, upon the earlier to occur of (i) Final Advance Date and (ii) the Termination Date (in each case, as defined in Annex X to the Sale Agreement referred to below), together with interest thereon from time to time from the Effective Date (as defined in the Sale Agreement referred to below) at the rate shown in The Wall Street Journal as the “Prime Rate” on such date (the “Interest Rate”) on the unpaid principal amount of each Subordinated Loan for the period commencing on and including the date of such Subordinated Loan to but excluding the date such Subordinated Loan is paid in full.

The date, amount and interest rate of each Subordinated Loan made by the Subordinated Lender to the Borrower, and each payment made by or on behalf of the Borrower on account of the principal thereof, shall be recorded by the Subordinated Lender on its books and, prior to any transfer of this Note, endorsed by the Subordinated Lender on the schedule attached hereto or any continuation thereof.  The books of the Subordinated Lender and such schedule shall be presumptive evidence of the amounts due and owing to the Subordinated Lender by the Borrower; provided, that any failure of the Subordinated Lender to record a notation in its books or on the schedule to this Note as aforesaid or any error in so recording shall not limit or otherwise affect the obligation of the Borrower to repay Subordinated Loans in accordance with their respective terms set forth herein.

All capitalized terms, unless otherwise defined herein, shall have the meanings assigned to them in the Receivables Sale and Servicing Agreement of even date herewith (as the same may be subsequently amended, restated or otherwise modified, the “Sale Agreement”) by and among the Borrower, the Subordinated Lender, the other Originators thereunder and Vertis, Inc.  This Note is issued pursuant to the Sale Agreement and is one of the Subordinated Notes referred to therein.  All of the terms, covenants and conditions of the Sale Agreement and all other instruments evidencing the indebtedness hereunder, including the other Related Documents, are hereby made a part of this Note and are deemed incorporated herein in full.

The Borrower may at any time and from time to time voluntarily repay, in whole or in part, all Subordinated Loans made hereunder.  Any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder; provided, that all repayments of

Subordinated Loans or any portion thereof shall be made together with payment of all interest accrued on the amount repaid to (but excluding) the date of such repayment.

Interest shall be payable on the outstanding principal amount of this Note from time to time in arrears on the first Business Day of each calendar month.  All computations of interest shall be made by the Subordinated Lender on the basis of a 365 day year, in each case for the actual number of days occurring in the period for which such interest is payable.  The Interest Rate shall be determined (i) on the first Business Day immediately prior to the Effective Date for calculation of the Interest Rate for the period from the Effective Date through the end of the first calendar month following the Effective Date, and (ii) as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month, and the Interest Rate so determined shall be utilized for such calendar month.  Each determination by the Subordinated Lender of an interest rate hereunder shall be final, binding and conclusive on the Borrower (absent manifest error).  The Borrower shall pay interest at the applicable Interest Rate on unpaid interest on any Subordinated Loan or any installment thereof, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

If any payment or prepayment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Interest Rate during such extension.

As set forth below, the indebtedness evidenced by this Subordinated Note is subordinate in right of payment to all Borrower Obligations and all renewals, extensions, refinancings or refundings of any such obligations (whether for principal, interest (including but not limited to interest accruing after the filing of a petition initiating any bankruptcy, insolvency or receivership proceeding (each, an “Insolvency Proceeding”) whether or not such interest is allowed in such Insolvency Proceeding), fees, indemnities, repurchase price, expenses or otherwise) (collectively, the “Senior Obligations”).  The subordination provisions contained herein are for the direct benefit of, and may be enforced by, any holder of a Senior Obligation, and may not be terminated, amended or otherwise revoked until the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms. This Subordinated Note shall not be subject to any defense or any rights of set-off, including on account of any past or present debt.  Upon the occurrence and during the continuance of any Termination Event or Incipient Termination Event, the Subordinated Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment of or security for all or any part of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same.  The Subordinated Lender hereby agrees that prior to the date that is one year and one day after all of the Senior Obligations have been indefeasibly paid in full in cash and the Related Documents terminated in accordance with their respective terms, the Subordinated Lender will not take any action to institute any Insolvency Proceeding in respect of the Borrower or which would be reasonably likely to cause the Borrower to be subject to, or seek the protection of, any such Insolvency Proceeding.

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If the Borrower becomes subject to any Insolvency Proceeding, then the holders of the Senior Obligations shall receive payment in full of all amounts due or to become due on or with respect to the Senior Obligations before the Subordinated Lender shall be entitled to receive any payment on account of this Subordinated Note.  Accordingly, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, securities or other property, in any applicable Insolvency Proceeding, that would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Obligations until such Senior Obligations shall have been indefeasibly paid in full in cash.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Subordinated Lender for the use, forbearance or detention of money advanced hereunder exceed the highest rate of interest permissible under law (the “Maximum Lawful Rate”).  In the event that a court of competent jurisdiction determines that Subordinated Lender has charged or received interest hereunder in excess of the Maximum Lawful Rate, the amount of interest payable hereunder shall be equal to the amount payable under the Maximum Lawful Rate; provided, that if at any time thereafter the amount of interest payable to Subordinated Lender hereunder is less than the amount payable under the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Subordinated Lender from the making of Subordinated Loans hereunder is equal to the total interest that Subordinated Lender would have received had the amount of interest payable to Subordinated Lender hereunder been (but for the operation of this paragraph) the amount of interest payable from the Effective Date.  Thereafter, the amount of interest payable hereunder shall be the amount determined in accordance with the terms hereof unless and until the amount so calculated again exceeds the amount payable under the Maximum Lawful Rate, in which event this paragraph shall again apply.  In no event shall the total interest received by Subordinated Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.  In the event the amount payable under the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.  In the event that a court of competent jurisdiction, notwithstanding the provisions of this Note, shall make a final determination that Subordinated Lender has received interest hereunder in excess of the Maximum Lawful Rate, Subordinated Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder, then to the outstanding principal amount of the Subordinated Loans, then to fees and any other unpaid charges, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.

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Time is of the essence of this Note.  To the fullest extent permitted by applicable law, the Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Note.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE BORROWER HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS NOTE, THE SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed and delivered by its duly authorized officer as of the date set forth above.

VERTIS RECEIVABLES II, LLC

By:
Name:
Title:

4

SCHEDULE OF LOANS TO SUBORDINATED NOTE

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

5

EXHIBIT 2.03

Form of

ORIGINATOR SUPPORT AGREEMENT

THIS ORIGINATOR SUPPORT AGREEMENT (“Agreement”) is entered into as of [            ,        ], by VERTIS, INC., a Delaware corporation (“Parent”), in favor of VERTIS RECEIVABLES II, LLC, a Delaware limited liability company (“SPE”).

RECITALS

A.                                   SPE, as purchaser, has entered into a Receivables Sale and Servicing Agreement dated as of November 25, 2005 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Sale Agreement”), with Parent, and the persons party thereto as “Originators.”  Unless otherwise defined herein, capitalized terms or matters of construction defined or established Annex X to the Sale Agreement shall be applied herein as defined or established therein.

B.                                     It is a condition precedent to [            ] becoming a party to the Sale Agreement as an “Originator” that Parent, as owner, directly or indirectly, of at least 100% of the outstanding Stock having ordinary voting power to elect the board of directors of [            ] and each other Originator, shall have executed and delivered this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce SPE to make purchases under the Sale Agreement, Parent hereby agrees as follows:

Section 1.  Unconditional Undertaking.  Parent hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of SPE and the Administrative Agent (for itself and for the benefit of the Lenders and the Swing Line Lender) to cause the due and punctual performance and observance by the Servicer and each other Originator and their respective successors and assigns (collectively, the “Vertis Entities”) of all of the terms, covenants, conditions, agreements and undertakings on the part of such Vertis Entity to be performed or observed under the Sale Agreement or any document delivered by such Vertis Entity in connection with the Sale Agreement, the Funding Agreement and the Related Documents in accordance with the terms thereof, including the punctual payment when due of all obligations of such Vertis Entity now or hereafter existing under the Sale Agreement whether for indemnification payments, fees, expenses or otherwise (such terms, covenants, conditions, agreements, undertakings and other obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented expenses (including reasonable and documented fees and expenses of attorneys, auditors and accountants) incurred by SPE and its assigns in enforcing any rights under this Agreement; provided, that the foregoing unconditional undertaking of Parent is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables.  Parent agrees that each of its Subsidiaries that becomes an “Originator” under the Sale Agreement shall be deemed to be an “Originator” for purposes of this Agreement.  In the event that any Vertis Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under the Sale Agreement or any such other Related Document, then Parent will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guaranteed Obligations, and it shall not be a condition to the accrual of the obligation of Parent hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that SPE or the Administrative Agent, as applicable, shall have first made any request of or demand upon or given any notice to Parent or to any Vertis Entity or their respective successors or assigns, or have instituted any action or proceeding against Parent or any Vertis Entity or their respective successors or assigns in respect thereof.

Section 2.  Obligation Absolute.  Parent undertakes that the Guaranteed Obligations will be performed or paid strictly in accordance with the terms of the Sale Agreement or any other Related Document delivered by a Vertis Entity in connection with the Sale Agreement regardless of any law, regulation or order applicable to SPE now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of SPE or the Administrative Agent with respect thereto.  The obligations of Parent under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Parent to enforce this Agreement, irrespective of whether any action is brought against any Vertis Entity or whether any Vertis Entity is joined in any such action or actions.  The liability of Parent under this Agreement shall be absolute and unconditional irrespective of:

(a)                                  any lack of validity or enforceability of the Sale Agreement or any other agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Sale Agreement or any other agreement or instrument relating thereto, including, without limitation, any increase in the Guaranteed Obligations resulting from additional purchases or contributions of Receivables or otherwise;

(c)                                  any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;

(d)                                 any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of any Vertis Entity or any of its subsidiaries;

(e)                                  any change, restructuring or termination of the corporate structure or existence of any Vertis Entity or any of its subsidiaries; or

2

(f)                                    any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Vertis Entity or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by SPE upon the insolvency, bankruptcy or reorganization of any Vertis Entity or otherwise, all as though payment had not been made.

Section 3.  Waivers.  Parent hereby waives promptness, diligence, notice of acceptance and, except to the extent required under the Sale Agreement any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that SPE protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Vertis Entity or any other person or entity or any collateral.

Section 4.  Subrogation.  Parent agrees not to exercise any rights that it may acquire by way of subrogation against any Vertis Entity and its property or any rights of indemnification, contribution and reimbursement from any Vertis Entity and its property, in each case in connection with this Agreement and any payments made hereunder, until such time as the Guaranteed Obligations have been paid and performed in full and the Termination Date has occurred.

Section 5.  Separate Identity from Buyer.  Parent shall itself, and shall ensure that each of its Affiliates, at all times comply with the covenants and agreements of the Originators set forth in Section 4.02(i) of the Sale Agreement as if Parent and each of its Affiliates were identified therein.  Parent is party to no agreements with SPE or the Administrative Agent other than pursuant to the Related Documents.

Section 6.  No Proceedings.  From and after the Closing Date and until the date one year plus one day following the date on which all Borrower Obligations have been indefeasibly paid in full in cash, Parent shall not, directly or indirectly, institute or cause to be instituted against SPE any proceeding of the type referred to in Sections 8.01(c) or 8.01(d) of the Sale Agreement.

Section 7.  Amendments and Waivers.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by Parent herefrom, shall in any event be effective unless the same shall be in writing and signed by SPE and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.  Addresses for Notices.  All notices and other communications hereunder shall be sent in the manner provided in Section 6.01 of the Sale Agreement, which provisions are incorporated herein by this reference as though fully set forth herein.

Section 9.  No Waiver; Remedies.  No failure on the part of SPE or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any

3

other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.  Continuing Agreement; Assignments under Sale Agreement.  This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Termination Date has occurred and the payment and performance in full of the Guaranteed Obligations and the payment of all other amounts payable under this Agreement, (b) be binding upon Parent, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, SPE and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), if Buyer assigns all or any of the Transferred Receivables, or any interest therein, the assignees shall thereupon become vested with all the benefits in respect thereof granted to SPE and the Administrative Agent herein or otherwise, including the rights to receive any notices hereunder, to consent to any waivers, amendments or other modifications of this Agreement, and/or to be reimbursed for any expenses in enforcing any rights hereunder.

Section 11.  Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.  GOVERNING LAW.  THIS AGREEMENT AND THE ORIGINATOR OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

IN WITNESS WHEREOF, Parent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

VERTIS, INC., as Parent

By:
Name:
Title:

4

EXHIBIT 9.05

Form of

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by Vertis, Inc., as Servicer “Grantor”) in favor of Vertis Receivables II, LLC (“SPE”) or such Successor Servicer as the SPE may designate herein (the SPE or such Successor Servicer, the “Attorney”) pursuant to that certain Receivables Sale and Servicing Agreement dated as of November 25, 2005 (as the same may from time to time be amended, restated, supplement or otherwise modified, the “Sale Agreement”), by and among Grantor, as Servicer, the persons party thereto as “Originators”, and SPE, as Buyer (the “SPE”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale Agreement.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by Grantor until all Transferred Receivables under the Sale Agreement have been indefeasibly paid in full and/or written-off as uncollectible and Attorney has provided its written consent thereto.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Sale Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following:  (a) open mail for it, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Transferred Receivable or other Borrower Collateral; (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Borrower Collateral; (c) defend any suit, action or proceeding brought against it or any Borrower Collateral if the Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (d) file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Transferred Receivable or other Borrower Collateral or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Transferred Receivables or other Borrower Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Transferred Receivables and the SPE’s interests therein, all as fully and effectively as it might do.  Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this         day of November, 2005.

Grantor
ATTEST:

By:	(SEAL)
Title:

[Notarization in appropriate form for the state of execution is required.]

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SCHEDULE 4.01(b)

JURISDICTION OF ORGANIZATION; EXECUTIVE OFFICES; COLLATERAL
LOCATIONS; CORPORATE, LEGAL AND OTHER NAMES; IDENTIFICATION
NUMBERS

[Attached]

SCHEDULE 4.01(j)

INTELLECTUAL PROPERTY

None.

SCHEDULE 4.01(k)

INVESTIGATIONS, AUDITS, ETC.

[Attached]

SCHEDULE 4.01(l)

LITIGATION

[Attached]

SCHEDULE 4.01(n)

ERISA

[Attached]

SCHEDULE 4.01(o)

DEPOSIT AND DISBURSEMENT ACCOUNTS

[Attached]

SCHEDULE 4.01(z)

SUPPLEMENTARY REPRESENTATIONS

In addition to the representations, warranties and covenants contained in Section 4.01 hereof, each Originator, hereby makes the following additional representations, warranties and covenants:

1.                                       Receivables.  Each Eligible Receivable constitutes an “account” or a “general intangible” within the meaning of the applicable UCC.

2.                                       Creation of Security Interest.  Immediately prior to their transfer thereof to the Buyer, the Originators owned and had good and marketable title to the Receivables free and clear of any Adverse Claim.  The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, the Accounts and the Lockboxes in favor of the Buyer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Originators.

3.                                       Perfection.  The Originators have caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Originators to the Buyer pursuant to this Agreement.

4.                                       Priority.

(a)                                  Other than the transfer of the Receivables by the Originators to the Borrower pursuant to this Agreement, no Originator  has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables, the Accounts or the Lockboxes to any other Person.

(b)                                 No Originator has authorized, or is aware of, any filing of any financing statement against any Originator that include a description of collateral covering the Receivables or all other assets transferred to the Buyer hereunder, other than any financing statement filed pursuant to this Agreement and the Funding Agreement or financing statements that have been validly terminated on or prior to the date hereof.

(c)                                  No Originator is aware of any judgment, ERISA or tax lien filings against any Originator.

(d)                                 None of the Accounts or any of the Lockboxes are in the name of any Person other than the Borrower or the Administrative Agent.  No Originator has consented to any Bank complying with instructions of any person other than the Administrative Agent.

5.                                       Survival of Supplemental Representations.  Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Schedule 4.01(z) shall be continuing, and remain in full force and effect until the termination of the Sale Agreement in accordance with Section 6.04 thereof.

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6.                                       Originators to Maintain Perfection and Priority.  In order to evidence the interests of the Buyer under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, such actions as are requested by the Buyer) to maintain and perfect, as a first-priority interest, the Buyer’s ownership and security interest in the Receivables and all other assets sold to the Buyer pursuant hereto.  Each Originator shall, from time to time and within the time limits established by law, prepare and present to the Buyer for the Buyer’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Buyer’s ownership and security interest in the Receivables and all other assets sold to the Buyer pursuant hereto as a first-priority interest. The Buyer’s approval of such filings shall authorize the Originators to file such financing statements under the UCC without the signature of the Buyer where allowed by applicable law.  Notwithstanding anything else in the Related Documents to the contrary, neither the Servicer nor any Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Buyer.

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SCHEDULE 4.02(g)

CONDUCT OF BUSINESS

[Attached]

ANNEX X

DEFINITIONS

[Attached]

ANNEX Y

SCHEDULE OF DOCUMENTS

[Attached]

ANNEX Z

FINANCIAL TEST

Minimum EBITDA.  Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter, EBITDA (as calculated in accordance with the table set forth below) for the four fiscal quarter period then ended of not less than $160,000,000.  In the event that Holdings and its Subsidiaries are not in compliance with the preceding sentence, THL and Evercore shall have the option to make a common equity or, on terms and conditions acceptable to Administrative Agent, preferred equity, contribution to Holdings and the net proceeds of such equity contribution shall be treated on a dollar for dollar basis as EBITDA for purposes of determining compliance with the preceding sentence; provided, that, such an equity contribution shall, for purposes of its treatment as EBITDA, (i) not be made more than once in any fiscal year and (ii) not exceed $15,000,000 in amount (i.e., not more than $15,000,000 of such an equity contribution shall be treated as a replacement for EBITDA in any year and such an equity contribution may only be made once per year).

“EBITDA” shall be calculated in accordance with the following table:

Consolidated Net Income is defined as follows:

Net income during the measuring period on a consolidated basis excluding:	$

the income (or deficit) accrued prior to the date a Subsidiary was merged or consolidated into Holdings or any of Holdings’ Subsidiaries the income (or deficit) from operations of any entity that is not a Subsidiary of Holdings but in which Holdings has an ownership interest, except to the extent any such income has actually been received by Holdings or any of its Subsidiaries in the form of cash dividends or distributions any restoration to income of any contingency reserve greater than $1,000,000, except to the extent that provision for such reserve was made out of income accrued during such period any net gain (or loss) attributable to the write-up (or write-down) of any asset (other than accounts and inventory)

any net gain from the collection of the proceeds of life insurance policies any net gain (or loss) arising from the sale of any securities, or the extinguishment of any Indebtedness, of Holdings or any of their Subsidiaries

Consolidated Net Income		$

EBITDA is defined as follows:

Consolidated Net Income (from above)		$

Plus:	(in each case to the extent included in the calculation of Consolidated Net Income, but without duplication):

Interest Expense, net of interest income

Non-cash interest expense and amortization of original issue discount any fees payable with respect to the Related Documents

gain/ (losses) from extraordinary items

any gain (or loss) arising from the sale, exchange or other disposition of assets out of the ordinary course of business, other than accounts and inventory any other non-cash gains/(losses) (other than non-cash losses relating to write-offs, write-downs or reserves with respect to accounts and inventory)

non-recurring gains/ (losses)

any provision for income taxes/ (net of income tax credits)

amortization of deferred financing fees

restructuring charges (GAAP)

restructuring charges (non-GAAP)

depreciation and amortization

any deduction as the result of any grant to any members of the management of Holdings or any of its Subsidiaries of any Stock

	EBITDA	$

	Required EBITDA		$160,000,000

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Capitalized terms used in this Annex Z and not otherwise defined herein shall have the respective meanings ascribed to them in Annex X.

Rules of Construction Concerning Financial Tests.  Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  If any Accounting Changes occur and such changes result in a change in the calculation of the financial tests, standards or terms used in any Related Document, then the parties thereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  If the parties thereto agree upon the required amendments thereto, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained therein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change.  If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial tests and other standards and terms in accordance with the Related Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

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